EXHIBIT 99.01

BUNZL PLC

LONG TERM INCENTIVE PLAN

Approved by shareholders
at the Annual General Meeting on 19 May 2004

New Bridge Street Consultants LLP
20 Little Britain
London EC1A 7DH

PART A: SHARE OPTION AWARDS

5.	LIMITS	17
6.	EXERCISE OF OPTIONS	18
7.	MISCELLANEOUS	18
SCHEDULE 2 OF PART A: DUTCH OPTIONS		19
1.	INTERACTION WITH SECTION 1 OF PART A	19
2.	GRANT OF OPTIONS	19
3.	LIMITS	19
4.	TAX INDEMNITY	19
5.	SELLING RESTRICTION	19
SCHEDULE 3 OF PART A: FRENCH TAX FAVOURED OPTIONS		20
1.	INTERACTION WITH SECTION 1 OF PART A OF THE PLAN	20
2.	DEFINITIONS	20
3.	ELIGIBILITY	20
4.	GRANT OF OPTIONS	20
5.	EXERCISE OF OPTIONS	21
6.	VARIATION OF CAPITAL	22
7.	ALTERATIONS	22
8.	FORMALITIES AND FILING DUTIES	22

SECTION 1 OF PART A : NON-TAX FAVOURED OPTIONS

1.	DEFINITIONS AND INTERPRETATION

(1)	In this section of Part A, unless the context otherwise requires:

“the Board” means the board of directors of the Company or any committee appointed by such board of directors;

“the Committee” means the remuneration committee of the Board or, if any of the events envisaged in Rule 6 occurs, then the remuneration committee as constituted immediately before such event occurred;

“the Company” means Bunzl plc (registered in England & Wales No. 358948);

“Control” means control within the meaning of section 840 of the Income and Corporation Taxes Act 1988;

“Dealing Day” means a day on which the London Stock Exchange is open for the transaction of business;

“Financial Year” means the financial year of the Company within the meaning of section 223 of the Companies Act 1985;

“the Grant Date” in relation to an option means the date on which the option was granted;

“Group Member” means a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company or any other body corporate nominated by the Board for this purpose which is not under the control of any single person, but is under the control of two or more persons, one of whom being the Company or the Company’s holding company and in relation to which the Company, or as the case may be, the Company’s holding company is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights;

the “London Stock Exchange” means the London Stock Exchange plc;

“Part A” means Part A to the Bunzl Long Term Incentive Plan but subject to any alterations or additions made under the rules of that part;

“Part B” means Part B to the Bunzl Long Term Incentive Plan but subject to any alterations or additions made under the rules of that part;

“Participant” means a person who holds an option granted under this section of Part A;

“Participating Company” means the Company or any Subsidiary or any company which is not under the control of any single person, but is under the control of two persons, one of them being the Company, and to which the Board has resolved that Part A shall for the time being extend;

“Performance Condition” means the objective term(s) and/or requirements, which shall be notified to the Participant on or as soon as reasonably practicable after the Grant Date, that the person granting the option shall apply to such option in addition to the terms set out in these rules the satisfaction of which shall determine the extent to which (if at all) an option is capable of exercise;

the “Plan” means the Bunzl Long Term Incentive Plan as herein set out in Part A and Part B but subject to any alterations or additions made under the rules of those parts;

“Schedule 4” means Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003;

“Subsidiary” means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and is under the Control of the Company;

“this section” means section 1 of Part A;

the “Trustee” means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Company and/or Subsidiaries;

“UKLA” means the United Kingdom Listing Authority;

and expressions not otherwise defined herein have the same meanings as they have in Schedule 4.

(2)	Any reference in this section to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

(3)	Where the context permits the singular includes the plural and vice versa and the masculine shall include the feminine.

(4)	Headings and words in italics are for guidance only and do not form part of this section.

2.	ELIGIBILITY

(1)	Subject to Rule 2(2), a person is eligible to be granted an option under this section if and only if he is on the Grant Date an employee (whether or not he is also a director) of a Participating Company.

(2)	A person is not eligible to be granted an option under this section if at the proposed Grant Date he is within six months of his scheduled retirement date.

(3)	An executive director of Bunzl plc is not eligible to be granted an option under this section if at the proposed Grant Date he does not spend the majority of his working time working in such capacity.

3.	GRANT OF OPTIONS

(1)	Subject to Rule 3(2) and Rule 4 below, the Board or the Trustees (but in the case of the Trustees only following a recommendation of the Board or the Committee) may grant to any person who is eligible to be granted an option under this section an option to acquire shares in the Company upon the terms set out in this section and subject to the terms of the Performance Condition; and for this purpose an option to acquire includes an option to purchase and an option to subscribe for shares.

(2)	An option may only be granted under this section:

	(a)	within the period of six weeks beginning with:

(i) the date on which Part A is approved by the Company’s shareholders; or

(ii) the Dealing Day next following the date on which the Company announces its results for any period; or

(iii) the removal of any restriction imposed under statute, order or regulation (including any regulation, order or requirement imposed by the London Stock Exchange, UKLA or any other regulatory authority) which had previously prevented the grant of an option under this paragraph (a); or

	(b)	at any other time when the circumstances are considered by the Committee to be sufficiently exceptional to justify the grant thereof; and

	(c)	within the period of 10 years beginning with the date on which Part A is approved by the Company’s shareholders.

(3)	The price at which shares may be acquired by the exercise of an option granted under this section shall be determined by the Committee before the grant thereof, but shall not be less than the higher of:

	(a)	if the price of shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the middle-market quotation of shares of that class (as derived from that List) on the Grant Date or on any Dealing Day within 7 days preceding the Grant Date, as selected by the Committee, provided that no such Dealing Day shall fall before the day on which the Company last announced its results for any period;

	(b)	if paragraph (a) does not apply, the market value (within the meaning of Part VII of the Taxation of Chargeable Gains Act 1992) of shares of that class on the Grant Date; and

	(c)	in the case of an option to acquire shares by subscription, the nominal value of those shares.

(4)	An option granted under this section to any person:

(a) shall not, except as provided in Rule 5(4), be capable of being transferred, assigned or charged by him and any purported transfer, assignment or charge shall cause the option to lapse forthwith; and

(b) shall lapse forthwith if he is adjudged bankrupt.

(5)	There shall be no monetary consideration for the grant of any option under this section, and accordingly any such option shall be granted by deed.

(6)	A Participant shall be entitled to renounce, surrender, cancel, or agree to the cancellation of an option granted to him under this section within the period of 30 days immediately following the Grant Date and, if any option is so renounced, surrendered or cancelled, it shall be deemed never to have been granted.

(7)	Notwithstanding any other provision of these Rules, the grant of any option under this section and the delivery of any shares to Participants shall be subject to the provisions of the Company's Code of Dealing, the Model Code published by the UKLA and to obtaining any approval or consent required under the provisions of The Listing Rules published by the UKLA, the City Code on Takeovers and Mergers or any other regulation or enactment.

4.	LIMITS

(1)	No Participant shall be granted options which would, at the time they are granted, cause the aggregate market value of shares in the Company subject to any options granted to him in any Financial Year under Part A of the Plan to exceed 300% of the salary of such person, and for the purposes of this Rule 4(1):

	(a)	a person’s salary shall be taken to be his base salary before tax (excluding benefits in kind and bonuses) expressed as an annual rate, payable by the Participating Companies to him at that time;

	(b)	the market value of shares subject to options granted under this section shall be the price at which the shares may be acquired;

	(c)	any option which shall have been released to any extent shall be treated to that extent as if it were still exercisable; and

	(d)	where a payment of remuneration is made otherwise than in sterling, the payment shall be treated as being of the amount of sterling ascertained by applying such rate of exchange published in a national newspaper as the Committee shall reasonably determine.

(2)	No options shall be granted in any Financial Year which would, at the time they are granted, cause the number of shares allocated in the period of 10 years ending on the proposed date of Award under this Plan or under any other employee share scheme adopted by the Company to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

(3)	No options shall be granted in any Financial Year which would, at the time they are granted, cause the number of shares allocated in the period of 10 years ending on proposed date of Award under this Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

(4)	For purposes of the limits set out in Rules 4(2) and 4(3), where in connection with an employees’ share scheme established by the Company, the Company grants an option to subscribe for shares to the Trustees or any other employee trust established by the Company (or issues shares to such trust other than pursuant to the exercise of such an option), this shall be treated as the grant of an option to subscribe for shares under that scheme.

(5)	Any option granted under this section shall be limited and take effect so that the above limits are complied with.

(6)	References in this Rule 4 to “allocated” shall mean, in relation to any option or other right to acquire shares, the placing of unissued shares or treasury shares under option or such other right, and for awards where there is no grant of an option or right to acquire shares, the allotment and issue of shares or the transfer of treasury shares to satisfy the award.

(7)	Where any option over unissued shares is released or lapses without being exercised (or the Board makes arrangements for it to be satisfied by the transfer of existing shares) the shares concerned will be ignored when calculating the limits in Rules 4(2) and 4(3).

5.	EXERCISE OF OPTIONS

	(1)	The exercise of any option granted under this section shall be effected in such form and manner as the Committee may from time to time prescribe.

	(2)	Subject to Rule 5(4)(a) and (c) and Rules 6(1) and 6(3), an option granted under this section may not be exercised before the third anniversary of the Grant Date.

	(3)	Subject to the Committee using its discretion as provided for in Rule 5(4)(a) and (c) or in Rules 6(1) and 6(3), an option may only be exercised to the extent that the Performance Condition has been satisfied.

	(4)	If any Participant ceases to be a director or employee of a Group Member or dies, the following provisions apply in relation to any option granted to him under this section:

(a) if he ceases to hold such office or employment by reason of injury, disability, ill health, redundancy (as defined in the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, or dies either at a time when he is a director or employee of a Group Member or at a time when he is permitted to exercise an option under Rule 5(4), such option shall lapse forthwith, unless the Committee determines otherwise, in which case the option may be exercised by the Participant (or in the case of his death, by his personal representatives), subject to the provisions of Rule 6, to the extent determined by the Committee, including if they see fit having regard to the reason for cessation of employment and/or the extent to which the Performance Condition has been satisfied at the relevant date (taking into account where relevant, the fact that the period over which the Performance Condition would otherwise be measured has not expired), within the period of twelve months commencing on the date of such cessation or death or, if the Committee so determines in any case other than the death of a Participant, within such longer period as may be specified by the Committee expiring no later than six months from the third anniversary of the Grant Date and, if not exercised during such relevant period, shall lapse on the expiry of that period; or

(b) if he ceases to hold such office or employment by reason of his retirement on or after reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, such option shall lapse forthwith, unless the Committee determines otherwise, in which case the option may be exercised, subject to the provisions of Rule 6, during the period of six months following the third anniversary of the Grant Date or, if later, 12 months from the date of such cessation, to the extent determined by the Committee and having regard to the Performance Condition and, if not exercised during such relevant period, shall lapse on the expiry of that period; or

(c) if he ceases for any other reason, any option granted under this section and held by that Participant shall lapse forthwith unless the Committee decides otherwise (in which case the provisions as to the exercise of options set out in Rule 5(4)(a) shall apply).

(5)	A Participant shall not be treated for the purposes of Rule 5(4) as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.

(6)	Notwithstanding any other provision of this section, an option granted under this section may not be exercised after the expiration of the period of 10 years (or such shorter period as the Committee may have determined before the grant thereof) beginning with the Grant Date.

(7)	Within 30 days after an option under this section has been exercised by any person, the Board on behalf of the Company shall allot or procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised unless the Board considers that allotment or transfer thereof would not be lawful in a relevant jurisdiction.

(8)	An option may not be exercised unless, in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any income tax and/or for any social security contributions (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option, (together, “the Tax Liability”), that person has either:

(a) made a payment to the Group Member of an amount equal to the Board's estimate of the Tax Liability; or

(b) entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares in the Company acquired on the exercise of the option on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

(9)	All shares allotted under this section shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.

(10)	If shares of the same class as those allotted under this section are listed in the London Stock Exchange Official List, the Company shall apply to the London Stock Exchange for any shares so allotted to be admitted to that List.

(11)	If the Board so requires, the Participant must, as a condition of exercise, enter into such joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 with the relevant Group Member as required by the Board or such other form of tax election as required by the Board to achieve a similar effect.

6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	Subject to Rule 6(4), if any person obtains Control of the Company as a result of making a general offer to acquire shares in the Company, or having obtained Control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to earlier lapse of the option under Rules 5(4) or 5(6), an option granted under this section may be exercised in full, subject to Rule 5(8), within one month (or such longer period as the Board may permit) of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of this section) lapse on the expiration thereof. If the relevant Performance Condition has not already been met, an option may only be exercised under this Rule 6(1) if the Committee (as constituted immediately before the change of Control) is satisfied that the performance of the Company has been satisfactory over the period from the Grant Date up to such change of Control.

(2)	For the purposes of Rule 6(1), a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

(3)	Subject to Rule 6(4), if any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if the Court sanctions a compromise or scheme of arrangement under section 425 of the Companies Act 1985, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and any option granted under this section may, subject to earlier lapse of the option under Rules 5(4) or 5(6), be exercised in full, subject to Rule 5(8), within one month (or, and only, in the event of a compromise or scheme of arrangement, such longer period as the Board may permit) of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of this section) lapse on the expiration thereof. If the relevant Performance Condition has not already been met, an option may only be exercised under this Rule 6(3) if the Committee (as constituted immediately before the relevant event) is satisfied that the performance of the Company has been satisfactory over the period from the Grant Date up to such relevant event.

(4)	If:

	(a)	the events referred to in this Rule 6 are part of an arrangement (a “Reorganisation”) which will mean that the Company will be under the Control of another company or the business of the Company is carried on by another company;

	(b)	the persons who owned the shares in the Company immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company; and

	(c)	notice of the offer of a replacement option is given

then an option shall not become exercisable as a result of that Reorganisation but shall be released and shall be replaced by a new option over shares in the other company and, unless the Board determines otherwise, which satisfies the conditions set out in paragraphs 27(4)(b) to (d) of Schedule 4. Following such replacement of the option these rules shall continue to apply to the new option mutatis mutandis to take account of this replacement as the Committee shall reasonably determine.

7.	VARIATION OF CAPITAL

	(1)	In the event of any variation of the share capital of the Company (whenever effected), including a capitalisation issue, a rights issue, a sub-division or consolidation of shares and a reduction in capital, or a demerger, a payment of a capital dividend or other similar event which, in the opinion of the Committee would affect the market value of shares subject to outstanding options to a material extent, the Committee may make such adjustments as it considers appropriate under Rule 7(2).

	(2)	An adjustment made under this sub-rule shall be to one or more of the following:

(a) the number of shares in respect of which any option granted under this section may be exercised;

(b) the price at which shares may be acquired by the exercise of any such option; or

(c) where any such option has been exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired.

	(3)	An adjustment under Rule 7(2) may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the same may be subscribed for and to apply such sum in paying up such amount on such shares; and so that on exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

(4)	As soon as reasonably practicable after an adjustment is made under Rule 7(2) above, the Board shall give notice in writing thereof to any Participant affected thereby.

8.	ALTERATIONS

(1)	Subject to Rules 8(2), 8(4) and 8(5), the Committee may at any time alter or add to this section.

(2)	Subject to Rule 8(3), no alteration or addition to the advantage of the persons to whom options may be granted may be made under Rule 8(1) to any of the provisions concerning eligibility, the limits on individual participation and the number of shares which may be issued under this section, the terms of exercise, the rights attaching to the shares acquired, and the adjustment of options on a variation of capital without the prior approval by ordinary resolution of the Company in general meeting.

(3)	Rule 8(2) above shall not apply to any minor alteration to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member.

(4)	No alteration or addition to the disadvantage of any Participant shall be made under Rule 8(1) above unless:

(a) the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration or addition, and

(b) the alteration or addition is approved by a majority of those Participants who have given such an indication.

(5)	No alteration which solely relates to a Performance Condition subject to which an option has been granted shall be made under Rule 8(1) above unless:

(a) there shall have occurred an event which shall have caused the Board reasonably to consider that the Performance Condition would not, without the alteration, achieve its original purpose;

(b) the altered Performance Condition is no more difficult to satisfy than the Performance Condition before the alteration; and

(c) the Board shall act fairly and reasonably in making the alteration;

(6)	As soon as reasonably practicable after any alteration or addition is made under Rule 8(1) above, the Board shall give notice in writing thereof to any Participant affected thereby.

9.	MISCELLANEOUS

(1)	The rights and obligations of any Participant under the terms of his office or employment with any Group Member shall not be affected by his participation in this section or any right which he may have to participate therein, and an individual who participates therein shall and does waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this section as a result of such termination. Selection to participate in one year does not confer any right to participate in future years.

(2)	In the event of any dispute or disagreement as to the interpretation of this section, or as to any question or right arising from or related to this section, the decision of the Board shall be final and binding upon all persons.

(3)	The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of this section, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

(4)	Any notice or other communication under or in connection with this section may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment or in an electronic communication to the allocated corporate email address of that director or employee.

(5)	No benefit received by a Participant under this section shall be pensionable.

(6)	This section and all options granted under it shall be governed and construed in accordance with English law and the Courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

SECTION 2 OF PART A: UK INLAND REVENUE APPROVED OPTIONS

1.	INTERACTION WITH SECTION 1 OF PART A

The provisions of section 1 of Part A shall, save where otherwise specified, apply as if set out in full in this section in relation to options granted under this section of Part A1, with all references to “section 1 of Part A”, “this section of Part A” and “this section” in that section to be taken as to be to this section of Part A. If there is any conflict between the provisions of sections 1 and 2 of Part A, the provisions of section 2 will take precedence insofar as options granted to or exercised by UK eligible employees are concerned.

2.	DEFINITIONS

For options granted under this section, unless the context otherwise requires:

“Participating Company” means the Company, any Subsidiary or any jointly owned company as defined in paragraph 34 of Schedule 4, and to which the Board has with the approval of the Inland Revenue resolved that Part A shall for the time being extend.

3.	ELIGIBILITY

(1)	Subject to sub-rule (3) below, a person is eligible to be granted an option under this section if and only if he is on the Grant Date a full-time director of a Participating Company or a qualifying employee of a Participating Company.

(2)	For the purposes of sub-rule (1) above:

(a) an individual shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with Participating Companies not less than 25 hours a week;

(b) a qualifying employee, in relation to a Participating Company, is an employee whether full-time or part-time of a Participating Company (other than one who is a director of a Participating Company).

(3)	A person is not eligible to be granted an option under this section if at the proposed Grant Date:

(a) he is within six months of his scheduled retirement date; or

(b) he is not eligible to participate in this section by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

1 This Section has been assigned the Inland Revenue reference X22727/GRP.

4.	GRANT OF OPTIONS

(1)	Subject to sub-rules (2) and (3) below and Rule 5 below, the Board or the Trustees (but in the case of the Trustees only following a recommendation of the Board or the Committee) may grant to any person who is eligible to be granted an option under this section an option to acquire shares in the Company which satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted, ordinary share capital) on the Grant Date (and subject to Rule 8(3) of this section, at the date of exercise of the option), upon the terms set out in this section and, for the avoidance of doubt, the exercise of which shall be subject to the satisfaction of the Performance Condition; and for this purpose an option to acquire includes an option to purchase and an option to subscribe for shares.

(2)	An option may not be granted under this section unless and until the Inland Revenue have approved this section under Schedule 4.

(3)	The price at which shares may be acquired by the exercise of an option granted under this section shall be determined by the Board or Committee before the grant thereof, but shall not be less than the higher of:

(a) if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the middle-market quotation of shares of that class on the Grant Date, or the Dealing Day immediately preceding the Grant Date, or such other Dealing Day as may be agreed in advance with the Inland Revenue, as selected by the Committee, provided that no such Dealing Day shall fall before the day on which the Company last announced its results for any period;

(b) if paragraph (a) does not apply, the market value (within the meaning of Part VII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance with Shares Valuation of the Inland Revenue, on the Grant Date; and

(c) in the case of an option to acquire shares by subscription, the nominal value of those shares.

5.	LIMITS

(1)	No Participant shall be granted an option under this section which would, at the time it is granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under this section or under any other share option scheme approved under Schedule 4 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed £30,000 or such other limit as may apply from time to time for the purposes of paragraph 6(1) to Schedule 4.

(2)	For the purposes of the limit in Rule 5(1) of this section, the market value of the shares in relation to which an option was granted shall be calculated:

	(a)	in the case of an option granted under this section, as on the day by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with Rule 4(3) above;

	(b)	in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 22(2) of Schedule 4, such earlier time or times as may be provided in the agreement; and

	(c)	in the case of any other option, as on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined.

6.	EXERCISE OF OPTIONS

(1)	The exercise of any option granted under this section shall be effected in such form and manner as the Committee may from time to time prescribe.

(2)	A Participant shall not be eligible to exercise an option granted under this section at any time when he is not eligible to participate in this section by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

(3)	For options granted under this section, paragraphs (a), (b) and (c) of Rule 5(4) of section 1 of Part A shall be replaced with the following paragraphs and Rules 5(2) and 5(3) of that section shall be deemed to be amended accordingly:

	(a)	if he ceases to hold such office or employment by reason of injury, disability, ill health, redundancy (as defined in the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, or dies either at a time when he is a director or employee of a Group Member or at a time when he is entitled or permitted to exercise his option under Rule 5(4), the Performance Condition shall be deemed to be satisfied and such option may be exercised by the Participant (or in the case of his death, by his personal representatives), subject to the provisions of Rule 6, within the period of twelve months commencing on the date of such cessation or death or, if the Committee so determines acting fairly and reasonably in any case other than the death of a Participant, within such longer period as may be specified by the Committee expiring no later than six months from the third anniversary of the Grant Date and, if not exercised during such relevant period, shall lapse on the expiry of that period; or

	(b)	if he ceases to hold such office or employment by reason of his retirement on or after reaching the age at which he is bound to retire in accordance with the terms of his contract of employment or retirement on or after reaching the age of 65, the Performance Condition shall be deemed to be satisfied and such option may be exercised by the Participant, subject to the provisions of Rule 6, during the period of twelve months commencing on the date of such cessation or, if the Committee so determines acting fairly and reasonably, within such longer period as may be specified by the Committee expiring no later than six months from the third anniversary of the Grant Date and, if not exercised during such relevant period, shall lapse on the expiry of that period; or

(c)	if he ceases for any other reason, any option granted under this section and held by that Participant shall lapse forthwith unless the Committee acting fairly and reasonably decides otherwise (in which case the provisions as to the exercise of options set out in Rule 5(4)(a) of section 1 of Part A shall apply).

(4)	Rule 5(11) of section 1 of Part A shall not apply to options granted under this section.

7.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	For options granted under this section, the Board cannot use its discretion as provided for in Rules 6(1) and 6(3) of section 1 of Part A to extend the exercise period of an option to more than 12 months after the corporate event in question.

(2)	If any company (“the acquiring company”):

(a) obtains Control of the Company as a result of making:

(i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

(ii) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this section, or

(b) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

(c) becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4), by agreement with the acquiring company, release any option granted under this section which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or(c) of Schedule 4).

(3)	The new option shall not be regarded for the purposes of Rule 7(2) of this section as equivalent to the old option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of this section shall for this purpose be construed as if:

	(a)	the new option were an option granted under this section at the same time as the old option;

	(b)	except for the purposes of the definitions of “Group Member”, “Participating Company” and “Subsidiary”, the expression “the Company” were defined as “a company whose shares may be acquired by the exercise of options granted under this section”; and

	(c)	Rule 8(2) of section 1 of Part A were omitted.

(4)	Rule 6(4) of section 1 of Part A shall not apply to options granted under this section, and instead, if:

	(a)	the events referred to in Rules 6(1) and 6(3) of section 1 of Part A are part of an arrangement (a “Reorganisation”) which will mean that the Company will be under the Control of another company or the business of the Company is carried on by another company;

	(b)	the persons who owned the shares in the Company immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company; and

	(c)	notice of the offer of a replacement option pursuant to Rule 7(2) of this section is given then an option shall not become exercisable as a result of that Reorganisation and subject to earlier lapse under Rules 5(4) and 5(6) of section 1 of Part A, shall lapse on the date after the expiry of the appropriate period (as referred to in Rule 7(2) of this section). Where Rule 7(2) of this section is applied in these circumstances, the provisions of Rule 7(3) of this section will also apply.

8.	VARIATION OF CAPITAL

(1)	An adjustment may only be made to an option granted under this section in the event of a variation of the share capital of the Company including a capitalisation issue, a rights issue, sub-division or consolidation of shares and a reduction in capital.

(2)	No adjustment may be made under Rule 7 of section 1 of Part A without the prior approval of the Inland Revenue, while this section is approved by the Inland Revenue under Schedule 4.

(3)	If the shares subject to any option cease to satisfy the requirements of paragraphs 15 to 20 of Schedule 4 at any time after the Grant Date then:

	(a)	the Board shall as soon as practicable notify the Inland Revenue of this;

	(b)	the Company will not be required to allot, transfer or procure the allotment or transfer of shares which satisfy those requirements upon the exercise of any option;

	(c)	for the avoidance of doubt, all unexercised options shall continue to exist; and

(d) this section shall continue to exist but if the Inland Revenue withdraw their approval of this section under Schedule 4, it shall continue to exist as an unapproved share option scheme.

9.	ALTERATIONS

(1)	While this section is approved by the Inland Revenue under Schedule 4, no alteration to this section shall have effect unless and until the Inland Revenue have approved the alteration, if required by paragraph 30 of Schedule 4.

(2)	The Company shall notify the Inland Revenue as soon as practicable of an alteration made under Rule 8 of section 1 of Part A or any variation made under Rule 7 of section 1 of Part A which could cause this section to cease to be approved by the Inland Revenue under Schedule 4.

SCHEDULE 1 OF PART A: US OPTIONS

1.	INTERACTION WITH SECTION 1 OF PART A

The provisions of section 1 of Part A shall, save where otherwise specified, apply as if set out in full in this schedule in relation to options granted under this schedule of Part A, with all references to “section 1 of Part A”, “this section of Part A” or “this section” in section 1 of Part to be taken as to be to this schedule.

2.	DESIGNATION OF OPTIONS

Options granted under this schedule may be designated as “incentive stock options” (“ISOs”) within the meaning of section 422 of the United States Internal Revenue Code of 1986, as amended (the “US Tax Code”). Any options not granted under this schedule as ISOs shall be granted as nonqualified stock options for purposes of the US Tax Code.

3.	ELIGIBILITY

(1)	Rule 2(2) of section 1 of Part A shall not apply to any person to the extent that the application of such rule would violate applicable U.S. federal or State law.

(2)	The class of person who may be granted ISOs under this schedule shall, in addition to the limitations otherwise imposed by Part A, be limited to those persons who are employees of the Company or its “parent” or “subsidiary” corporations within the meaning of section 424(e) and (f), respectively, of the US Tax Code.

4.	GRANT OF OPTIONS

(1)	No option may be granted as an ISO under this schedule after 19 May 2014, being the tenth anniversary of the date of approval of Part A by the Company.

(2)	The exercise price of any option granted under this schedule as an ISO shall not be less than the fair market value of the shares at the time such option is granted (determined in accordance with Section 422(c)(1) of the U.S. Tax Code and any regulations promulgated thereunder).

(3)	For the avoidance of doubt, shares in the Company may include American Depositary Shares.

5.	LIMITS

(1)	The aggregate number of shares over which options may be granted under this schedule to all Participants during the term of Part A shall not exceed 22,430,640 (being approximately 5% of the expected issued ordinary share capital on the adoption of Part A), subject to adjustment if any of the events envisaged in Rule 7 of section 1 of Part A occur.

(2)	To the extent that the aggregate fair market value of shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans or schemes of the Company or its “parent” or “subsidiary” corporations within the meaning of sections 424(e) and (f), respectively, of the US Tax Code) exceeds US$100,000, such options shall be treated, to the extent of the excess, as nonqualified stock options.

(3)	No ISO may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own pursuant to the US Tax Code) stock possessing more than ten per cent. of the total combined voting power of all classes of stock of the Company unless (a) the exercise price of such ISO is at least 110 per cent. of the fair market value of a share at the time such ISO is granted and (b) such ISO is not exercisable after the expiration of five years from the date such ISO is granted.

6.	EXERCISE OF OPTIONS

(1)	If any option granted under this schedule is exercised in accordance with Rule 5 of section 1 of Part A more than three (3) months after the date that the Participant was last employed by the Company (or by its parent or a subsidiary as defined in this schedule), or in the case of “total disability” (as defined by section 422(c)(6) of the US Tax Code) more than twelve (12) months after the date that the Participant was last employed by the Company (or by its parent or a subsidiary as defined in this schedule), then such option shall be treated as a nonqualified stock option for purposes of the US Tax Code.

(2)	The Board may satisfy its obligations under this schedule by delivering American Depository Shares representing shares in the Company.

7.	MISCELLANEOUS

(1)	Shares shall not be issued pursuant to the exercise of any option granted under this schedule unless the exercise of the option and the issuance and delivery of such shares shall comply with all relevant provisions of law, involving, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, applicable State securities laws, and the requirements of any stock exchange upon which shares or American Depository Shares may then be listed, and, at the discretion of the Board, shall be further subject to approval of counsel for the Company with respect to such compliance. None of the Company or any of its subsidiaries or affiliates shall have any obligation to register any shares under the Securities Act or any applicable State law. Any stock certificates evidencing any share issued pursuant to this schedule may bear a legend indicating that the transferability of the certificate and the shares are restricted and subject to terms and conditions contained in this section or otherwise.

(2)	Rules 3(4)(b) and 9(1) of section 1 of Part A shall not apply to this schedule to the extent prohibited by US federal or applicable State law.

(3)	In the event that a Group Member permits a Participant to satisfy a Tax Liability in respect of an option granted pursuant to this schedule through the sale or withholding of some or all of the shares subject to such option, such Tax Liability shall be based on the minimum amount of tax required to be withheld.

SCHEDULE 2 OF PART A: DUTCH OPTIONS

1.	INTERACTION WITH SECTION 1 OF PART A

The provisions of section 1 of Part A shall, save where otherwise specified, apply as if set out in full in this schedule in relation to options granted under this schedule of Part A, with all references to “section 1 of Part A”, “this section of Part A” or “this section” in that section 1 of Part A to be taken as to be to this schedule.

2.	GRANT OF OPTIONS

(1)	Options shall only be granted under this schedule by the Committee or the Board on behalf of the Company, and not the Trustees.

(2)	The Board or Committee may make it a condition of grant that a Participant signs, has signed or has agreed to sign a valid Dutch tax deferral election.

(3)	Rule 3(2)(b) of section 1 of Part A (the wording “at any other time when the circumstances are considered by the Committee to be sufficiently exceptional to justify the grant thereof”) shall not apply to any options granted under this schedule.

3.	LIMITS

Without prejudice to Rules 4(2) and 4(3) of section 1 of Part A, the aggregate number of shares over which options may be granted under this schedule to all Participants during the term of Part A shall not exceed 10% of the issued ordinary share capital of the Company as at date of adoption of Part A.

4.	TAX INDEMNITY

Without prejudice to the generality of Rule 5(8) of section 1 of Part A, if any Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any wages tax or social security contributions on the vesting of an option granted under this schedule, the Participant will either make a payment to the relevant Group Member of an amount equal to such liability, or will permit any Group Member to withhold such amount from any other monies due to that Participant, or will enter into any arrangements acceptable to the Participant and the Group Member to secure that such a payment is made.

5.	SELLING RESTRICTION

Participants who are resident in the Netherlands and who wish to offer for sale any shares in the Company acquired by the exercise of an option granted under this schedule may only do so through a non-Dutch stock exchange and may not make any such offer to a person resident in the Netherlands.

SCHEDULE 3 OF PART A: FRENCH TAX FAVOURED OPTIONS

1.	INTERACTION WITH SECTION 1 OF PART A OF THE PLAN

The provisions of section 1 of Part A shall, save where otherwise specified, apply as if set out in full in this schedule in relation to options granted under this schedule of Part A with all references to “section 1 of Part A”, “this section of Part A” or “this section” in section 1 of Part A shall be taken to include this schedule.

2.	DEFINITIONS

A “Subsidiary” as defined in section 1 of Part A must, in addition, be a company in which the Company holds at least, directly or indirectly, 10% of the share capital (article L225-180 of the French Commercial Code).

3.	ELIGIBILITY

(1)	Options shall only be granted under this schedule by the Board on behalf of the Company or any authorised corporate committee having power to modify the share capital of the Company, and not the Trustees.

(2)	Options under this schedule may only be granted to employees of a French Participating Company and shall not be granted to any individual who is a director except if they are the Chairman of the Board (Président du Conseil d'Administration), a Managing Director (Directeur Général), a Deputy Managing Director (Directeur Général Délégué), a Directory Member (Membre du Directoire) or the Manager (Gérant) of such a French Participating Company.

(3)	No option may be granted under this schedule to any employee or director who owns more than 10% of the ordinary share capital of the Company then in issue, except as permitted under Article L 225-185 of the French Commercial Code.

4.	GRANT OF OPTIONS

(1)	In addition to Rule 3(3) of section 1 of Part A, the price at which shares may be acquired on the exercise of an option granted under this schedule shall be at least equal to 80% of the arithmetical average of the closing quotation of a share on the 20 business days last preceding the Grant Date.

(2)	No option may be granted under this schedule to any employee less than 20 dealing days after payment of a coupon giving right to a dividend or to an increase of capital (Article L.225-177 of the French Commercial Code).

(3)	No option may be granted under this schedule at any time in contravention of provisions of Article L225-177 of the French Commercial Code, being:

(a) during the 10 quotation days before and the 10 quotation days after the date on which the consolidated and/or yearly accounts of the Company are made public; or

	(b)	during a period which begins at a time where any relevant person has information which, if made public, could substantially impact on the market value of the shares of the Company until the 10 quotation days after such information has been made public.

5.	EXERCISE OF OPTIONS

(1)	Notwithstanding any Rule of section 1 of Part A, payment of the option price may only be paid by cash, cheque, wire transfer or with use of sums owed by the Company to the Participant.

(2)	Rule 5(2) of section 1 of Part A shall not apply to options granted under this schedule, and instead, subject to paragraph 5(3) of this schedule and Rules 5(4), 6(1) and 6(3) of section 1 of Part A, such options shall not be capable of exercise until after the fourth anniversary of Grant Date (or the expiration of such shorter or longer period specified in applicable French legislation from time to time after which the sale of the shares will not give rise to social security costs as determined by the Board).

(3)	Rule 5(4) of section 1 of Part A of the Plan shall apply to options granted under this schedule but shall be qualified as follows[2]:

(a) if any Participant ceases to be a director or employee of a Group Member by reason of death (or dies at a time when he is permitted to exercise his option under Rule 5(4) of section 1 of Part A) any options that vest pursuant to Rule 5(4) of section 1 of Part A in connection with such death and/or have previously vested following the cessation of the Participant’s employment pursuant to Rule 5(4) of section 1 of Part A but have yet to be exercised may be exercised by the Participant’s heirs within the period of six months (and if not exercised shall lapse at the end of this six month period) commencing on the date of such death;

(b) disability shall mean a disability within the meaning of and in accordance with categories 2 and 3 of Article L. 341-4 of the French Social Security Code;

(4)	Subject to Rules 5 and 6 of section 1 of Part A and this paragraph 5 and notwithstanding Rule 5(7) of section 1 of Part A, within the period of four years following the Grant Date, shares shall only be allotted or transferred on the exercise of an option to a Participant and not to a nominee of the Participant.

(5)	The words “save where this would prejudice a Participant’s heirs legal rights to exercise the Participant’s options pursuant to Rule 5(4)” be inserted at the start of Rule 5(6) of section 1 of Part A.

2Where the Committee exercises its discretion to permit options granted under this schedule to become exercisable prior to the fourth anniversary of grant other than in connection with the participant’s death or disability the Company will be open to significant social security charges in the event that the participant sells their shares before the fourth anniversary of grant. It is recommended that specific advice should be sought at prior to exercising any such discretion.

6.	VARIATION OF CAPITAL

Notwithstanding Rule 7 of section 1 of Part A, the price referred to in Rule 7(2)(b) of section 1 of Part A shall be adjusted only upon the occurrence of the events specified under Article L 225-181 of the French Commercial Code in accordance with French law.

7.	ALTERATIONS

Rule 8(4) of section 1 of Part A shall not apply to options granted under this schedule, and instead, no alteration or addition to a subsisting option that is to the disadvantage of a Participant shall be made under Rule 8(1) of section 1 of Part A unless that Participant has approved of such alteration or addition.

8.	FORMALITIES AND FILING DUTIES

The Subsidiary employing the Participant shall comply with all formalities and filing duties in respect of options granted to such Participant in compliance with Article L.225-184 of the French Commercial Code and Article 91 bis of Annex II to the French Tax Code.

PART B: PERFORMANCE SHARE AWARDS

1.	DEFINITIONS AND INTERPRETATION

(1)	In Part B, unless the context otherwise requires:-

“Award” means an option to buy Shares (whether by purchase or subscription) for nil payment or upon such nominal payment as may be specified by the Committee on the Grant Date subject to the terms and conditions of Part B;

the “Board” means the board of directors of the Company or any committee appointed by such board of directors;

the “Committee” means the remuneration committee of the Board or, if any of the events envisaged in Rule 6 occur, then the remuneration committee as constituted immediately before such event occurred;

the “Company” means Bunzl plc (registered in England & Wales No. 358948);

“Control” means control within the meaning of section 840 of the Income and Corporation Taxes Act 1988;

“Dealing Day” means a day on which the London Stock Exchange is open for the transaction of business;

the “Grant Date” in relation to an Award means the date on which the Award was granted;

“Group Member” means a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company or any other body corporate nominated by the Board for this purpose which is not under the control of any single person, but is under the control of two or more persons, one of whom being the Company or the Company’s holding company and in relation to which the Company, or as the case may be, the Company’s holding company is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights;

“Part A” means Part A to the Bunzl Long Term Incentive Plan but subject to any alteration or additions made under the rules of Part A;

“Part B” means Part B to the Bunzl Long Term Incentive Plan but subject to any alteration or additions made under Rule 8 below;

“Participant” means a person who holds an Award granted under Part B;

“Participating Company” means the Company or any Subsidiary or any company which is not under the control of any single person, but is under the control of two persons, one of them being the Company, and to which the Board has resolved that Part B shall for the time being extend;

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“Performance Condition” means the objective term(s) and/or requirement(s) that the Committee shall apply to the Award in addition to the terms set out in these Rules, the satisfaction of which shall determine the extent to which (if at all) an Award is capable of exercise;

the “Plan” means the Bunzl Long Term Incentive Plan as set out in Part A and Part B but subject to any alterations made under the rules of those parts;

“Shares” means ordinary shares in the capital of the Company;

“Subsidiary” means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and is under the Control of the Company;

the “Trustee” means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Company and/or its Subsidiaries; and

“UKLA” means the United Kingdom Listing Authority.

(2)	Any reference in Part B to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

(3)	Where the context permits the singular includes the plural and vice versa and the masculine shall include the feminine.

(4)	Headings and words in italics are for guidance only and do not form part of Part B.

2.	ELIGIBILITY

(1)	Subject to Rule 2(2), a person is eligible to be granted an Award if and only if he is on the Grant Date an employee (whether or not he is also a director) of a Participating Company.

(2)	A person is not eligible to be granted an Award if at the proposed Grant Date he is within six months of his scheduled retirement date.

(3)	An executive director of Bunzl plc is not eligible to be granted an Award under Part B if at the proposed Grant Date he does not spend the majority of his working time in such capacity.

3.	GRANT OF AWARDS

(1)	The Board or the Trustees (but in case of the Trustees only following a recommendation of the Board or the Committee) may grant an Award to any person who is eligible to be granted an Award under Rule 2 upon the terms set out in Part B and subject to such Performance Condition as the Committee shall determine at that time.

(2)	An Award may only be granted under Part B:

(a) within the period of six weeks beginning with:

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(i) the date on which Part B is approved by the Company’s shareholders; or

(ii) the Dealing Day next following the date on which the Company announces its results for any period; or

(iii) the removal of any restriction imposed under statute, order or regulation (including any regulation, order or requirement imposed by the London Stock Exchange, UKLA or any other regulatory authority) which had previously prevented the grant of an Award under this paragraph (a); or

	(b)	at any other time when the circumstances are considered by the Committee to be sufficiently exceptional to justify the grant thereof; and

	(c)	within the period of 10 years beginning with the date on which Part B is approved by the Company’s shareholders.

(3)	An Award granted under Part B to any person:

	(a)	shall not, except as provided in Rule 5(4), be capable of being transferred, assigned or charged by him and any purported transfer, assignment or charge shall cause the Award to lapse forthwith; and

	(b)	shall lapse forthwith if he is adjudged bankrupt.

(4)	There shall be no monetary consideration for the grant of any Award under Part B, and accordingly any such Award shall be granted by deed.

(5)	A Participant shall be entitled to renounce, surrender, cancel, or agree to the cancellation of an Award granted to him under Part B within the period of 30 days immediately following the Grant Date and, if any Award is so renounced, surrendered or cancelled, it shall be deemed never to have been granted.

(6)	Notwithstanding any other provision of these Rules, the grant of any Award under Part B and the delivery of any shares to Participants shall be subject to the provisions of the Company's Code of Dealing, the Model Code published by the UKLA and to obtaining any approval or consent required under the provisions of The Listing Rules published by the UKLA, the City Code on Takeovers and Mergers or any other regulation or enactment.

4.	LIMITS

(1)	No Participant shall be granted Awards which would, at the time they are granted, cause the aggregate market value of shares in the Company subject to any Awards granted to him in any Financial Year under Part B to exceed 200% of the salary of such person, and for the purposes of this Rule 4(1):

(a) a person’s salary shall be taken to be his base salary before tax (excluding benefits in kind and bonuses) expressed as an annual rate, payable by the Participating Companies to him at that time;

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(b) the market value of shares subject to Awards granted under Part B shall be calculated by reference to the middle-market quotation of the shares of that class (as derived from the London Stock Exchange Daily Official List) on the Grant Date or any Dealing Day within seven days preceding the Grant Date, as selected by the Committee, provided that no such Dealing Day shall fall before the day on which the Company last announced its results for any period;

(c) any Award which shall have been released to any extent shall be treated to that extent as if it were still exercisable; and

(d) where a payment of remuneration is made otherwise than in sterling, the payment shall be treated as being of the amount of sterling ascertained by applying such rate of exchange published in a national newspaper as the Committee shall reasonably determine.

(2)	No Awards shall be granted in any Financial Year which would, at the time they are granted, cause the number of shares allocated in the period of 10 years ending on the proposed date of Award under this Plan or under any other employee share scheme adopted by the Company to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

(3)	No Awards shall be granted in any Financial Year which would, at the time they are granted, cause the number of shares allocated in the period of 10 years ending on the proposed date of Award under this Plan or under any other executive share scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

(4)	For purposes of the limits set out in Rules 4(2) and 4(3), where in connection with an employees’ share scheme established by the Company, the Company grants an option to subscribe for shares to the Trustees or any other employee trust established by the Company (or issues shares to such trust other than pursuant to the exercise of such an option), this shall be treated as the grant of an option to subscribe for shares under that scheme.

(5)	Any Award or option granted under Part B shall be limited and take effect so that the above limits are complied with.

(6)	References in this Rule 4 to “allocated” shall mean, in relation to any Award or other right to acquire shares, the placing of unissued shares or treasury shares under option or such other right, and for awards where there is no grant of an option or right to acquire shares, the allotment and issue of shares or the transfer of treasury shares to satisfy the award.

5.	EXERCISE OF AWARD

(1)	The exercise of any Award granted under Part B shall be effected in such form and manner as the Committee may from time to time prescribe.
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(2)	Subject to Rule 5(4)(a) and (c) and Rules 6(1) and 6(3), an Award granted under Part B may not be exercised before the third anniversary of the Grant Date.

(3)	Subject to the Committee using its discretion as provided for in Rule 5(4)(a) and (c) or in Rules 6(1) and 6(3), an Award may only be exercised to the extent that the Performance Condition has been satisfied.

(4)	If any Participant ceases to be a director or employee of a Group Member or dies, the following provisions apply in relation to any Award granted to him under Part B:

(a) if he ceases to hold such office or employment by reason of injury, disability, ill health, redundancy (as defined in the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, or dies either at a time when he is a director or employee of a Group Member or at a time when he is permitted to exercise an Award under Rule 5(4), such Award shall lapse forthwith, unless the Committee determines otherwise, in which case the Award may be exercised by the Participant (or in the case of his death, by his personal representatives), subject to the provisions of Rule 6, to the extent determined by the Committee, including if they see fit having regard to the reason for cessation of employment and/or the extent to which the Performance Condition has been satisfied at the relevant date (taking into account where relevant, the fact that the period over which the Performance Condition would otherwise be measured has not expired), within the period of twelve months commencing on the date of such cessation or death or, if the Committee so determines in any case other than death, within such longer period as may be specified by the Committee expiring no later than six months from the third anniversary of the Grant Date and, if not exercised during such relevant period, shall lapse on the expiry of that period; or

(b) if he ceases to hold such office or employment by reason of his retirement on or after reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, such Award shall lapse forthwith, unless the Committee determines otherwise, in which case the Award may be exercised, subject to the provision of Rule 6, during the period of six months following the third anniversary of the Grant Date or, if later, 12 months from the date of such cessation, to the extent determined by the Committee and having regard to the Performance Condition and, if not exercised during such relevant period, shall lapse on the expiry of that period; or

(c) if he ceases for any other reason, any Award granted under Part B and held by that Participant shall lapse forthwith unless the Committee decides otherwise (in which case the provisions as to the exercise of the Award set out in Rule 5(4)(a) shall apply).

(5)	A Participant shall not be treated for the purposes of Rule 5(4) as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.

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(6)	Notwithstanding any other provision of Part B, an Award granted under Part B may not be exercised after the expiration of the period of six years (or such shorter period as the Committee may have determined before the grant thereof) beginning with the Grant Date.

(7)	Within 30 days after an Award under Part B has been exercised by any person, the Board on behalf of the Company shall allot or procure the transfer to him (or a nominee for him) of the number of shares in respect of which the Award has been exercised unless the Board considers that allotment or transfer thereof would not be lawful in a relevant jurisdiction.

(8)	An Award may not be exercised unless, in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax and/or for any social security contributions (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the Award, (together, “the Tax Liability”), that person has either:

(a) made a payment to the Group Member of an amount equal to the Board's estimate of the Tax Liability; or

(b) entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

(9)	All shares allotted under Part B shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.

(10)	If shares of the same class as those allotted under Part B are listed in the London Stock Exchange Official List, the Company shall apply to the London Stock Exchange for any shares so allotted to be admitted to that List.

(11)	If the Board so requires, the Participant must, as a condition of exercise, enter into such joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 with the relevant Group Member as required by the Board or such other form of tax election as required by the Board to achieve similar effect.

6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	Subject to Rule 6(4), if any person obtains Control of the Company as a result of making a general offer to acquire shares in the Company, or having obtained Control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to earlier lapse of the Award under Rules 5(4) or 5(6), an Award granted under Part B may be exercised in full, subject to Rule 5(8), within one month (or such longer period as the Board may permit) of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of Part B) lapse on the expiration thereof. If the relevant Performance Condition has not already been met, an Award may only be exercised under this Rule 6(1) if the Committee (as constituted immediately before the change

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of Control) is satisfied that the performance of the Company has been satisfactory over the period from the Grant Date up to such change of Control.

(2)	For the purposes of Rule 6(1), a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

(3)	Subject to Rule 6(4), if any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if the Court sanctions a compromise or scheme of arrangement under section 425 of the Companies Act 1985, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and any Award granted under Part B may, subject to earlier lapse of the Award under Rules 5(4) or 5(6), be exercised in full, subject to Rule 5(8), within one month (or, and only, in the event of a compromise or scheme of arrangement, such longer period as the Board may permit) of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of Part B), lapse on the expiration thereof. If the relevant Performance Condition has not already been met, an Award may only be exercised under this Rule 6(3) if the Committee (as constituted immediately before the relevant event) is satisfied that the performance of the Company has been satisfactory over the period from the Grant Date up to such relevant event.

(4)	If:

(a) the events referred to in this Rule 6 are part of an arrangement (a “Reorganisation”) which will mean that the Company will be under the Control of another company or the business of the Company is carried on by another company; and

(b) the persons who owned the shares in the Company immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company;

then, unless the Committee determines otherwise, an Award shall not become exercisable or lapse as a result of that Reorganisation, but shall cease to relate to the shares in the Company and shall instead relate to such number of shares in the other company that have an equivalent market value as the shares in the Company to which the Award relates immediately prior to the Reorganisation (such market values to be determined by the Committee). These Rules shall continue to apply to the Award mutatis mutandis to take account of this alteration as the Committee shall reasonably determine.

7.	VARIATION OF CAPITAL

In the event of any variation of the share capital of the Company (whenever effected), including a capitalisation issue, a rights issue, a sub-division or consolidation of shares and a reduction in capital, or a demerger, the payment of a capital dividend or other similar event which, in the opinion of the Committee, would affect the market value of shares subject to outstanding Awards to a material extent, the Committee may make such adjustments to the number of shares in respect of which any Award is subject as it considers appropriate. As soon as

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reasonably practicable after an adjustment is made under this Rule, the Board shall give notice in writing thereof to any Participant affected thereby.

8.	ALTERATIONS

(1)	Subject to Rules 8(2), 8(4) and 8(5), the Committee may at any time alter or add to Part B.

(2)	Subject to Rule 8(3), no alteration or addition to the advantage of the persons to whom Awards may be granted may be made under Rule 8(1) to any of the provisions concerning eligibility, the limits on individual participation and the number of shares which may be issued under Part B, the terms of exercise, the rights attaching to the shares acquired, and the adjustment of Awards on a variation of capital without the prior approval by ordinary resolution of the Company in general meeting.

(3)	Rule 8(2) above shall not apply to any minor alteration to benefit the administration of Part B, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member.

(4)	No alteration or addition to the disadvantage of any Participant shall be made under Rule 8(1) above unless:

(a) the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration or addition, and

(b) the alteration or addition is approved by a majority of those Participants who have given such an indication.

(5)	No alteration which solely relates to a Performance Condition subject to which an Award has been granted shall be made under Rule 8(1) above unless:

(a) there shall have occurred an event which shall have caused the Board reasonably to consider that the Performance Condition would not, without the alteration, achieve its original purpose; and

(b) the Board shall act fairly and reasonably in making the alteration;

(6)	As soon as reasonably practicable after any alteration or addition is made under Rule 8(1) above, the Board shall give notice in writing thereof to any Participant affected thereby.

9.	MISCELLANEOUS

(1)	The rights and obligations of any Participant under the terms of his office or employment with any Group Member shall not be affected by his participation in Part B or any right which he may have to participate therein, and an individual who participates therein shall and does waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Award under Part B as a result of

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such termination. Selection to participate in one year does not confer any right to participate in future years.

(2)	In the event of any dispute or disagreement as to the interpretation of Part B, or as to any question or right arising from or related to Part B, the decision of the Board shall be final and binding upon all persons.

(3)	The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares to be held for the purposes of Part B, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

(4)	Any notice or other communication under or in connection with Part B may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment or in an electronic communication to the allocated corporate email address of that director or employee.

(5)	No benefit received by a Participant under Part B shall be pensionable.

(6)	Part B and all Awards granted under it shall be governed and construed in accordance with English law and the Courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

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SCHEDULE 1 OF PART B

Although not a requirement, it is contemplated that Awards will be made under this Schedule to persons who are subject to taxation in the United States at the Grant Date

1.	INTERACTION WITH PART B

The provisions of Part B shall, save where otherwise specified below, apply as if set out in full in this schedule in relation to Awards granted under this schedule, with all references to Part B to be taken as to this schedule of Part B.

2.	DEFINITIONS

For Awards granted under this schedule, unless the context otherwise requires:

“Award” means a right to receive Shares (whether by allotment or transfer) for nil payment subject to the terms and conditions of Part B;

“Participant” means a person who holds an Award;

“Performance Condition” means such other objective term(s) and/or requirement(s) that the Committee shall apply to the Award in addition to the terms set out in these Rules, the satisfaction of which shall determine the extent to which (if at all) an Award vests; and

“Prohibited Period” means any time when dealing in the Shares is prevented or restricted under the Model Code published by the UKLA, any other provision of the Listing Rules published by the UKLA, the City Code on Takeovers and Mergers or any other regulation or enactment.

3.	VESTING OF AWARD

(1)	Rule 5 of Part B shall not apply to Awards granted under this schedule, and instead, the provisions of this Rule 3 of this schedule shall apply.

(2)	Subject to Rules 3(4)(a) and (c) and Rules 4(1) and 4(3) below, an Award will vest on the third anniversary of the Grant Date, unless this date is within a Prohibited Period in which case the Award shall vest on the day immediately after the ending of the Prohibited Period.

(3)	Subject to the Committee using its discretion as provided for in Rule 3(4)(a) and (c) or in Rules 4(1) and 4(3) below, an Award may only vest to the extent that the Performance Condition has been satisfied.

(4)	If any Participant ceases to be a director or employee of a Group Member, the following provisions apply in relation to any Award granted to him under this schedule:

(a) if he ceases to hold such office or employment by reason of injury, death, disability, ill health, redundancy (as defined in the Employment Rights Act 1996), or by reason only that his office or employment is in a company which ceases to be a Group Member, or

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relates to a business or part of a business which is transferred to a person who is not a Group Member, any Award shall lapse forthwith, unless the Committee determines otherwise, in which case the Award will vest immediately, subject to the provisions of Rule 4 below, to the extent determined by the Committee, including if they see fit having regard to the reason for cessation of employment and/or the extent to which the Performance Condition has been satisfied at the relevant date (taking into account where relevant, the fact that the period over which the Performance Condition would otherwise be measured has not expired); or

	(b)	if he ceases to hold such office or employment by reason of his retirement on or after reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, any Award shall lapse forthwith, unless the Committee determines otherwise, in which case the Award may vest on the later of his retirement and the third anniversary of the Grant Date (or at such earlier time provided for in Rule 4 below) to the extent determined by the Committee and having regard to the Performance Condition; or

	(c)	if he ceases for any other reason, any Award granted under Part B and held by that Participant shall lapse forthwith unless the Committee decides otherwise (in which case the provisions set out in Rule 3(4)(a) shall apply).

(5)	A Participant shall not be treated for the purposes of Rule 3 as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.

(6)	Notwithstanding any other provision of Part B, an Award granted under Part B may not vest after the expiration of the period of six years (or such shorter period as the Committee may have determined before the grant thereof) beginning with the Grant Date.

(7)	Within 30 days after an Award has vested under Part B, the Board on behalf of the Company shall allot or procure the transfer to him (or a nominee for him) of the number of shares in respect of which the Award has vested unless the Board considers that allotment or transfer thereof would not be lawful in a relevant jurisdiction.

(8)	An Award may not vest unless, in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax and/or for any social security contributions (in any jurisdiction) for which the person in question is liable by virtue of the vesting of the Award, (together, “the Tax Liability”), that person has either:

	(a)	made a payment to the Group Member of an amount equal to the Board's estimate of the Tax Liability; or

	(b)	entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

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(9)	All shares allotted under Part B shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.

(10)	If shares of the same class as those allotted under Part B are listed in the London Stock Exchange Official List, the Company shall apply to the London Stock Exchange for any shares so allotted to be admitted to that List.

(11)	If the Board so requires, an Award may not vest unless a Participant enters into such joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 with the relevant Group Member as required by the Board or such other form of tax election as required by the Board to achieve similar effect.

4.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	Subject to Rule 4(4) below, if any person obtains Control of the Company as a result of making a general offer to acquire shares in the Company, or having obtained Control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to earlier lapse of the Award under Rules 3(4) or 3(6) above, an Award granted under Part B will vest in full, subject to Rule 3(8) above, on the date of such notification, and to the extent that it does not so vest shall lapse on that same date. If the relevant Performance Condition has not already been met, an Award may only vest under this Rule 4(1) if the Committee (as constituted immediately before the change of Control) is satisfied that the performance of the Company has been satisfactory over the period from the Grant Date up to such change of control.

(2)	For the purposes of Rule 4(1) above, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

(3)	Subject to Rule 4(4) below, if any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if the Court sanctions a compromise or scheme of arrangement under section 425 of the Companies Act 1985, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Board shall forthwith notify every Participant thereof and any Award granted under Part B may, subject to earlier lapse of the Award under Rules 3(4) or 3(6) above, vest in full, subject to Rule 3(8) above, at the date of such notification, and to the extent that it does not so vest shall lapse on the same date. If the relevant Performance Condition has not already been met, an Award may only vest under this Rule 4(3) if the Committee (as constituted immediately before the relevant event) is satisfied that the performance of the Company has been satisfactory over the period from the Grant Date up to such relevant event.

(4)	If:

(a) the events referred to in this Rule 4 are part of an arrangement (a “Reorganisation”) which will mean that the Company will be under the Control of another company or the business of the Company is carried on by another company; and

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(b) the persons who owned the shares in the Company immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company;

then, unless the Committee determines otherwise, an Award shall not vest or lapse as a result of that Reorganisation, but shall cease to relate to the shares in the Company and shall instead relate to such number of shares in the other company that have an equivalent market value as the shares in the Company to which the Award relates immediately prior to the Reorganisation (such market values to be determined by the Committee). These Rules shall continue to apply to the Award mutatis mutandis to take account of this alteration as the Committee shall reasonably determine.

5.	MISCELLANEOUS

(1)	The Board may satisfy its obligations under this schedule to US citizens by delivering American Depository Shares representing shares in the Company.

(2)	Shares shall not be issued pursuant to an Award granted under this schedule to a US citizen, unless the vesting of the Award and the issuance and delivery of such shares, pursuant to such Award, shall comply with all relevant provisions of law, involving, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, applicable State securities laws, and the requirements of any stock exchange upon which shares or American Depository Shares may then be listed and, at the discretion of the Board, shall be further subject to approval of counsel for the Company with respect to such compliance. None of the Company or any of its subsidiaries or affiliates shall have any obligation to register any shares under the Securities Act or any applicable State law. Any stock certificates evidencing any share issued pursuant to this schedule may bear a legend indicating that the transferability of the certificate and the shares are restricted and subject to the terms and conditions contained in this section or otherwise.

(3)	In connection with awards made to US citizens, Rules 2(2), 3(3)(b) and 9(1) of Part B shall not apply to this schedule to the extent prohibited by US federal or applicable State law.

(4)	In connection with awards made to US citizens, in the event that a Group Member permits a Participant to satisfy a Tax Liability in respect of an Award granted pursuant to this schedule through the sale or withholding of some or all of the shares subject to such Award, such Tax Liability shall be based on the minimum amount of tax required to be withheld.

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SCHEDULE 2 OF PART B

1.	INTERACTION WITH PART B

The provisions of Part B shall, save where otherwise specified, apply as if set out in full in this schedule in relation to Awards granted under this Part B, with all references to Part B to be taken as to be to this schedule of Part B.

2.	GRANT OF AWARDS

(1)	Awards shall only be granted under this schedule by the Committee or the Board on behalf of the Company, and not the Trustees.

(2)	The Board or Committee may make it a condition of grant that a Participant signs, has signed or has agreed to sign a valid Dutch tax deferral election.

(3)	Rule 3(2)(b) of Part B (the wording “at any other time when the circumstances are considered by the Committee to be sufficiently exceptional to justify the grant thereof”) shall not apply to any Awards granted under this schedule.

3.	LIMITS

Without prejudice to Rules 4(2) and 4(3) of Part B, the aggregate number of shares over which Awards may be granted under this schedule to all Participants during the term of Part B shall not exceed 10% of the issued ordinary share capital of the Company as at date of adoption of Part B.

4.	TAX INDEMNITY

Without prejudice to the generality of Rule 5(8) of Part B, if any Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any wages tax or social security contributions on the vesting of an Award granted under this schedule, the Participant will either make a payment to the relevant Group Member of an amount equal to such liability, or will permit any Group Member to withhold such amount from any other monies due to that Participant, or will enter into any arrangements acceptable to the Participant and the Group Member to secure that such a payment is made.

5.	SELLING RESTRICTION

Participants who are resident in the Netherlands and who wish to offer for sale any shares in the Company acquired by the exercise of an Award granted under this schedule may only do so through a non-Dutch stock exchange and may not make any such offer to a person resident in the Netherlands.

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